Exhibit 99.1

PRESS RELEASE

Guardant Health Completes Purchase of Guardant Health AMEA Joint Venture

PALO ALTO, Calif. June 13, 2022 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company, today announced it has purchased the remaining shares of Guardant Health AMEA, Inc. held by SoftBank and its affiliates, giving the company full control over operations throughout the Asia, Middle East and Africa region.

More than half of the world’s estimated new cancer cases come from Asia, Middle East and Africa (AMEA).1 This acquisition will allow Guardant Health to directly address the growing cancer burden in the region by accelerating the adoption of the company’s blood tests and services used by healthcare providers to detect and manage cancer across all stages of the disease.

Guardant Health AMEA serves 41 countries across the region. Near term, the company will prioritize bringing blood-based testing to healthcare providers and patients with advanced cancer in Japan where, in March 2022, the Japanese Ministry of Health, Labour and Welfare (MHLW) granted regulatory approval of Guardant360® CDx, a liquid biopsy test for tumor mutation profiling in patients with advanced solid tumors.

“By acquiring the remaining shares of Guardant Health AMEA, we can focus on creating a unified and centralized global organization that delivers on our promise to help conquer cancer and improve patient outcomes,” said Helmy Eltoukhy, Guardant Health Chairman and co-CEO. “We believe our blood-based tests can play a significant role in helping address the growing cancer burden in the region, and we look forward to continuing to support patients facing cancer diagnoses as we expand our operations in these markets.”

In May 2018, Guardant Health and SoftBank Vision Fund established the Guardant Health AMEA joint venture to expand commercialization of Guardant Health’s industry-leading liquid biopsy technology across the region. Under the terms of the parties’ joint venture agreement, Guardant Health paid approximately $177.8 million to acquire the Guardant Health AMEA equity interest held by SoftBank and its affiliates.

About Guardant Health

Guardant Health is a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics. The Guardant Health oncology platform leverages capabilities to drive commercial adoption, improve patient clinical outcomes and lower healthcare costs across all stages of the cancer care continuum. Guardant Health has commercially launched Guardant360®, Guardant360 CDx, Guardant360 TissueNext™, Guardant360 Response™, and GuardantOMNI® tests for advanced stage cancer patients, and Guardant Reveal™ for early-stage cancer patients. The Guardant Health screening portfolio, including the commercially launched Shield™ test, aims to address the needs of individuals eligible for cancer screening. For more information, visit guardanthealth.com and follow the company on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding the potential utilities, values, benefits and advantages of Guardant Health’s liquid biopsy tests or assays, which involve risks and uncertainties that could cause the actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2021 and in its other reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.

Investor Contact:

Alex Kleban

investors@guardanthealth.com

+1 657-254-5417

Media Contact:

Michele Rest

press@guardanthealth.com

+1 215-910-2138

References

1.	World Health Organization International Agency for Research on Cancer. Gco.iarc.fr website. Accessed May 11, 2022. https://gco.iarc.fr/today/fact-sheets-populations.